
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the Consolidated Statement of Operations and the Consolidated Balance Sheet and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK> 0000929887
<NAME> APOLLO GROUP, INC.
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          AUG-31-1998
<PERIOD-END>                               MAY-31-1998
<CASH>                                          80,031
<SECURITIES>                                    32,273
<RECEIVABLES>                                   55,548
<ALLOWANCES>                                     7,631
<INVENTORY>                                      2,907
<CURRENT-ASSETS>                               169,825
<PP&E>                                          59,536
<DEPRECIATION>                                  22,319
<TOTAL-ASSETS>                                 290,867
<CURRENT-LIABILITIES>                           90,378
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                           102
<OTHER-SE>                                     185,943
<TOTAL-LIABILITY-AND-EQUITY>                   290,867
<SALES>                                          8,502
<TOTAL-REVENUES>                               282,447
<CGS>                                            9,293
<TOTAL-COSTS>                                  201,336
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                 4,823
<INTEREST-EXPENSE>                                  48
<INCOME-PRETAX>                                 56,070
<INCOME-TAX>                                    22,209
<INCOME-CONTINUING>                             33,861
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    33,861
<EPS-PRIMARY>                                      .44<F1>
<EPS-DILUTED>                                      .43<F1>

<F1>On April 9, 1998, the Company authorized a 3-for-2 stock split of its Common
Stock effected in the form of a stock dividend that was distributed on April
27, 1998 to shareholders of record at the close of business on April 13, 1998. Financial Data Schedules reported prior to the stock split have not been restated to reflect this and previous stock splits effected in the form of stock dividends.

